EXHIBIT 99.1

OCTOBER 23, 2013                                 FOR IMMEDIATE RELEASE                                     Media Contact: Steve Hollister, 727.567.2824                                     Investor Contact: Paul Shoukry, 727.567.5133                                                 raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS RECORD ANNUAL REVENUES AND EARNINGS

ST. PETERSBURG, Fla - Raymond James Financial, Inc. today reported record annual net revenues for fiscal year 2013 of $4.5 billion, up 18 percent from the prior year, and record annual net income of $367 million, up 24 percent from the prior year. The 2013 results include twelve months of Morgan Keegan operations, whereas the prior year’s results include six months of Morgan Keegan operations, which was acquired April 2, 2012.

Earnings per share were $2.58 per diluted share, 17 percent more than last year’s $2.20 per diluted share. Excluding $80 million(1) of pre-tax charges for acquisition-related expenses and other items, net income would have been $419 million(1), or $2.95(1) per diluted share on a non-GAAP basis. The firm also achieved record assets under administration of $425 billion, up 10 percent for the year, and record assets under management of $56 billion, up 31 percent for the year.

“All four operating segments generated record net revenues and earnings this year,” said CEO Paul Reilly, “which is a testament to the firm’s conservative business model and our associates’ unwavering focus on serving clients and advisors.”
For the quarter, net revenues were $1.12 billion, up 5 percent from the prior year quarter and up 1 percent from the preceding quarter. Record quarterly net income of $117.5 million was up 41 percent from the prior year quarter and up 40 percent from the preceding quarter. Earnings were $0.82 per diluted share, up 37 percent from the prior year quarter and up 39 percent from the preceding quarter. Excluding $22 million(1) of pre-tax charges for acquisition-related expenses, net income would have been $133.5 million(1) (or $0.93(1) per diluted share), up 39 percent(1) from the prior year quarter and up 44 percent(1) from the preceding quarter on a non-GAAP basis.
“Results this quarter were lifted by a beneficial tax rate and better than expected results in Capital Markets and Raymond James Bank. The low tax rate was due primarily to a nonrecurring tax benefit resulting from a change in management’s repatriation strategy of certain foreign earnings as well as a significant increase in nontaxable income associated with the change in market value of company owned life insurance (COLI) during the quarter,” stated Reilly.
Private Client Group revenues were up 7 percent from the prior year quarter and essentially flat on a sequential basis. Pre-tax income was up 26 percent from the prior year quarter and up 10 percent from the preceding quarter as profitability benefited from continued realization of operating efficiencies, particularly related to technology expenses. The S&P 500 rose 4.7 percent during the quarter, as the segment’s assets under administration (AUA) grew 4 percent to a record $403 billion. Similarly, fee-based assets grew by 6 percent to a record $155 billion. Retention levels remain very high for the legacy Morgan Keegan financial advisors offered retention packages. Financial advisor recruiting activity remains healthy in both the employee and independent contractor channels.
Capital Markets recorded 7 percent revenue growth over the preceding quarter and record quarterly pre-tax profits driven by impressive performances in both the Equity Capital Markets and Fixed Income divisions, especially considering that commission volume remains challenged.
“The Capital Markets segment generated record investment banking revenues during the quarter, primarily driven by strong M&A activity,” explained Reilly. “Meanwhile, trading profits were also greatly improved during the quarter, largely driven by municipal trading results. The combination of very strong investment banking revenues and trading profits - along with the realization of ongoing cost reduction initiatives - boosted the segment’s profitability this quarter. However, given the unpredictability of equity markets and interest rates, results for this segment are expected to remain volatile for the foreseeable future.”
Asset Management generated record revenues and earnings during the quarter. Revenue was up 5 percent over the preceding quarter. Meanwhile, pre-tax income was up 28 percent over the preceding quarter, as operating leverage and certain compensation adjustments benefited the segment’s profitability. Assets under management increased 7 percent during the quarter to a record $56 billion, driven by both market appreciation and positive net flows.

Raymond James Bank grew net loans by $132 million, or 1.5 percent, over the preceding quarter. Despite the loan growth, there was a net benefit in the loan loss provision expense for the quarter as criticized loans declined by $70 million. The loan loss provision benefit, along with several other items realized in the quarter, resulted in pre-tax income rising 15 percent compared to the preceding quarter, a greater increase than anticipated. Given the competitive environment and the Bank’s very selective criteria for new loans, net loan growth remains challenging and compression in net interest margin is expected to continue.
“I am very proud of our team of associates and financial advisors for achieving record results this year, especially given the choppy economic environment and the intense work required to successfully execute the Morgan Keegan integration,” Reilly said. “Furthermore, we are very excited about our strategic positioning and growth opportunities in all of our businesses.”

(1)	Refer to the discussion and reconciliation of the GAAP results to the non-GAAP results that follows the selected key metrics.

The company will conduct its quarterly conference call Thursday, October 24, at 8:15 a.m. ET. For a listen-only connection, visit raymondjames.com/analyst call for a live audio webcast. The subjects to be covered may include forward-looking information. Questions may be posed to management by participants on the analyst call-in-line, and in response the company may disclose additional material information.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have approximately 6,200 financial advisors serving more than 2.5 million accounts in approximately 3,000 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $425 billion.

Forward Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Those results or outcomes could occur as a result of a number of factors, which include, but are not limited to, the risks inherent in realizing the projected benefits of the Morgan Keegan acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2012 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended June 30, 2013, March 31, 2013, and December 31, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

Raymond James Financial, Inc.
Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	September 30, 2013	September 30, 2012	% Change	June 30, 2013	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,150,263	$1,093,468	5%	$1,137,728	1%
Net revenues	$1,123,308	$1,065,609	5%	$1,109,536	1%
Pre-tax income	$161,969	$124,307	30%	$132,054	23%
Net income	$117,458	$83,325	41%	$83,862	40%

Earnings per common share:
Basic	$0.84	$0.60	40%	$0.60	40%
Diluted	$0.82	$0.60	37%	$0.59	39%

Non-GAAP results:(1)
Non-GAAP pre-tax income	$183,972	$143,032	29%	$145,503	26%
Non-GAAP net income	$133,515	$95,722	39%	$92,522	44%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$0.96	$0.69	39%	$0.66	45%
Non-GAAP diluted	$0.93	$0.69	35%	$0.65	43%

	Twelve months ended
	September 30, 2013	September 30, 2012	% Change
	($ in thousands, except per share amounts)
Total revenues	$4,595,798	$3,897,900	18%
Net revenues	$4,485,427	$3,806,531	18%
Pre-tax income	$564,187	$471,525	20%
Net income	$367,154	$295,869	24%

Earnings per common share:
Basic	$2.64	$2.22	19%
Diluted	$2.58	$2.20	17%

Non-GAAP results:(1)
Non-GAAP pre-tax income	$644,107	$532,547	21%
Non-GAAP net income	$419,166	$334,160	25%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$3.01	$2.53	19%
Non-GAAP diluted	$2.95	$2.51	18%

(1) Refer to the discussion and reconciliation of the GAAP results to the non-GAAP results that follows the selected key metrics.

Raymond James Financial, Inc.
Consolidated Statement of Income
(Unaudited)
(in thousands, except per share amounts)

	Three months ended
	September 30, 2013	September 30, 2012	% Change	June 30, 2013	% Change
Revenues:
Securities commissions and fees	$740,793	$732,443	1%	$763,345	(3)%
Investment banking	85,069	54,023	57%	68,057	25%
Investment advisory fees	80,581	58,189	38%	74,601	8%
Interest	115,065	121,124	(5)%	117,376	(2)%
Account and service fees	95,923	87,771	9%	90,757	6%
Net trading profit (loss)	18,058	18,672	(3)%	(1,456)	NM
Other	14,774	21,246	(30)%	25,048	(41)%
Total revenues	1,150,263	1,093,468	5%	1,137,728	1%

Interest expense	26,955	27,859	(3)%	28,192	(4)%
Net revenues	1,123,308	1,065,609	5%	1,109,536	1%

Non-interest expenses:
Compensation, commissions and benefits	756,108	745,495	1%	772,324	(2)%
Communications and information processing	64,844	59,305	9%	67,138	(3)%
Occupancy and equipment costs	39,954	39,944	—	39,323	2%
Clearance and floor brokerage	9,414	11,873	(21)%	9,266	2%
Business development	30,533	30,393	—	31,737	(4)%
Investment sub-advisory fees	10,283	7,740	33%	10,369	(1)%
Bank loan loss (benefit) provision	(1,953)	3,969	(149)%	(2,142)	9%
Acquisition related expenses	21,701	18,725	16%	13,449	61%
Other	33,881	30,785	10%	39,175	(14)%
Total non-interest expenses	964,765	948,229	2%	980,639	(2)%

Income including noncontrolling interests and before provision for income taxes	158,543	117,380	35%	128,897	23%
Provision for income taxes	44,511	40,982	9%	48,192	(8)%
Net income including noncontrolling interests	114,032	76,398	49%	80,705	41%
Net loss attributable to noncontrolling interests	(3,426)	(6,927)	(51)%	(3,157)	(9)%
Net income attributable to Raymond James Financial, Inc.	$117,458	$83,325	41%	$83,862	40%

Net income per common share – basic	$0.84	$0.60	40%	$0.60	40%
Net income per common share – diluted	$0.82	$0.60	37%	$0.59	39%
Weighted-average common shares outstanding – basic	138,447	135,797		138,185
Weighted-average common and common equivalent shares outstanding – diluted	141,793	137,490		141,231

Raymond James Financial, Inc.
Consolidated Statement of Income
(Unaudited)
(in thousands, except per share amounts)

	Twelve months ended
	September 30, 2013		September 30, 2012		% Change
Revenues:
Securities commissions and fees	$3,007,711		$2,535,484		19%
Investment banking	288,251		223,579		29%
Investment advisory fees	282,755		223,850		26%
Interest	473,599		453,258		4%
Account and service fees	363,531		319,718		14%
Net trading profit	34,069		55,538		(39)%
Other	145,882	(1)	86,473	(2)	69%
Total revenues	4,595,798		3,897,900		18%

Interest expense	110,371		91,369		21%
Net revenues	4,485,427		3,806,531		18%

Non-interest expenses:
Compensation, commissions and benefits	3,054,027		2,620,058		17%
Communications and information processing	257,366		195,895		31%
Occupancy and equipment costs	157,449		134,199		17%
Clearance and floor brokerage	40,253		39,422		2%
Business development	124,387		118,712		5%
Investment sub-advisory fees	37,112		29,210		27%
Bank loan loss provision	2,565		25,894		(90)%
Acquisition related expenses	73,454		59,284		24%
Other	144,904	(3)	115,936		25%
Total non-interest expenses	3,891,517		3,338,610		17%

Income including noncontrolling interests and before provision for income taxes	593,910		467,921		27%
Provision for income taxes	197,033		175,656		12%
Net income including noncontrolling interests	396,877		292,265		36%
Net income (loss) attributable to noncontrolling interests	29,723		(3,604)		NM
Net income attributable to Raymond James Financial, Inc.	$367,154		$295,869		24%

Net income per common share – basic	$2.64		$2.22		19%
Net income per common share – diluted	$2.58		$2.20		17%
Weighted-average common shares outstanding – basic	137,732		130,806
Weighted-average common and common equivalent shares outstanding – diluted	140,541		131,791

(1)
Revenues in the twelve months ended September 30, 2013 include a $65.3 million gain (before consideration of noncontrolling interests and taxes) primarily resulting from the sale of our indirect investment in Albion, as well as other pre-sale income received on the Albion investment. Since we only owned a portion of this indirect investment, our share of the gains after consideration of the noncontrolling interests (before any tax effects) amounts to $22.7 million.

(2)
Revenues in the twelve months ended September 30, 2012 include $29.9 million of other income received and valuation increases of the Albion investment, our share after consideration of the noncontrolling interests (before any tax effects) was $4.2 million.

(3)
Other expense in fiscal year 2013 includes $6.9 million of goodwill impairment expense associated with our RJES reporting unit (refer to further discussion in the selected key metrics section). The effect of this goodwill impairment expense on the pre-tax income attributable to RJF is $4.6 million as prior to April 2013 we did not own 100% of RJES. The portion of the impairment expense attributable to the noncontrolling interests is $2.3 million.

Raymond James Financial, Inc.
Segment Results(1)
(Unaudited)
($ in thousands)
	Three months ended
	September 30, 2013		September 30, 2012	% Change	June 30, 2013	% Change
Revenues:
Private Client Group	$742,489		$696,103	7%	$744,990	—
Capital Markets	241,341		244,017	(1)%	224,516	7%
Asset Management	80,842		61,601	31%	76,805	5%
RJ Bank	91,191		94,852	(4)%	83,068	10%
Other	7,898		10,008	(21)%	22,982	(66)%
Intersegment eliminations	(13,498)		(13,113)		(14,633)
Total revenues	$1,150,263		$1,093,468	5%	$1,137,728	1%

Pre-tax income (excluding noncontrolling interests):
Private Client Group	$64,617		$51,318	26%	$58,664	10%
Capital Markets	40,482		21,676	87%	16,047	152%
Asset Management	30,569		17,777	72%	23,928	28%
RJ Bank	72,614		70,041	4%	62,881	15%
Other (2)	(46,313)	(3)	(36,505)	(27)%	(29,466)	(57)%
Pre-tax income (excluding noncontrolling interests)	$161,969		$124,307	30%	$132,054	23%

	Twelve months ended
	September 30, 2013		September 30, 2012	% Change
Revenues:
Private Client Group	$2,930,603		$2,484,670	18%
Capital Markets	945,477		820,852	15%
Asset Management	292,817		237,224	23%
RJ Bank	356,130		345,693	3%
Other	126,401	(4)	58,412	116%
Intersegment eliminations	(55,630)		(48,951)
Total revenues	$4,595,798		$3,897,900	18%

Pre-tax income (excluding noncontrolling interests):
Private Client Group	$230,315		$215,091	7%
Capital Markets	102,171	(3)	75,755	35%
Asset Management	96,300		67,241	43%
RJ Bank	267,714		240,158	11%
Other (2)	(132,313)		(126,720)	(4)%
Pre-tax income (excluding noncontrolling interests)	$564,187		$471,525	20%

(1)
Effective during the quarter ended September 30, 2013, we implemented changes to our segments. These segment changes have no net effect on our historical consolidated results of operations. Prior period results, as presented, conform to our new reportable segments. For additional details, please refer to the company’s form 8-K filed on October 16, 2013 (available at www.sec.gov).

(2)
The Other segment includes the results of our proprietary capital activities as well as acquisition, integration and certain interest expenses incurred with respect to acquisitions. Refer to the Reconciliation of the GAAP results to the non-GAAP measures that follows the selected key metrics for quantification of certain acquisition-related amounts.

(3) The fiscal year 2013 segment results are negatively impacted by; a $4.6 million (RJF’s portion) impairment of goodwill in our RJES reporting unit (refer to further discussion in the selected key metrics section) and $1.9 million of RJES restructuring expenses (refer to the Reconciliation of the GAAP results to the non-GAAP measures that follows the selected key metrics for quantification of the amounts).

(4) The twelve months ended September 30, 2013 include a $65.3 million gain ($21.8 million net of noncontrolling interests) primarily resulting from the sale of our indirect investment in Albion on April 29, 2013, as well as other pre-sale income received on the Albion investment. In the prior year period, the twelve months ended September 30, 2012 includes other income received and valuation increases of the Albion investment of $4.2 million (after noncontrolling interests).

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	September 30, 2013	September 30, 2012	June 30, 2013
	(in thousands)
Securities commissions and fees:(1)
PCG segment securities commissions and fees	$620,591	$578,604	$624,288
Capital Markets segment institutional sales commissions:
Equity commissions	58,274	60,762	65,441
Fixed Income commissions	68,005	97,156	79,012
All other segments	76	65	83
Intersegment eliminations	(6,153)	(4,144)	(5,479)
Total securities commissions and fees	$740,793	$732,443	$763,345

Investment banking revenues:
Equity underwritings	$24,519	$13,478	$21,670
Mergers & acquisitions fees	36,644	15,882	21,639
Tax credit funds syndication fees	7,628	8,162	8,689
Fixed Income investment banking revenues	12,999	13,800	9,906
Private placement and other investment banking revenues	3,279	2,701	6,153
Total investment banking revenues	$85,069	$54,023	$68,057

Other revenues:
Realized/Unrealized gain attributable to private equity investments	$1,857	$5,713	$15,549
All other revenues	12,917	15,533	9,499
Total other revenues	$14,774	$21,246	$25,048

Other expense:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$3,099	$3,381	$7,024
All other expenses	30,782	27,404	32,151
Total other expense	$33,881	$30,785	$39,175

Net loss attributable to noncontrolling interests:
Private equity investments	$1,428	$(988)	$3,744
Consolidation of low-income housing tax credit funds	(5,396)	(5,760)	(7,953)
Other	542	(179)	1,052
Total net loss attributable to noncontrolling interests	$(3,426)	$(6,927)	$(3,157)

Continued on next page

(see explanations to the footnotes in the table above on the following pages)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

	Twelve months ended
	September 30, 2013		September 30, 2012
	(in thousands)
Securities commissions and fees:(1)
PCG segment securities commissions and fees	$2,455,601		$2,056,222
Capital Markets segment institutional sales commissions:
Equity commissions	246,588		230,080
Fixed Income commissions	326,792		266,884
All other segments	321		360
Intersegment eliminations	(21,591)		(18,062)
Total securities commissions and fees	$3,007,711		$2,535,484

Investment banking revenues:
Equity underwritings	$84,099		$73,976
Mergers & acquisitions fees	115,366		70,226
Tax credit funds syndication fees	25,272		31,693
Fixed Income investment banking revenues	48,133		36,987
Private placement and other investment banking revenues	15,381		10,697
Total investment banking revenues	$288,251		$223,579

Other revenues:
Realized/Unrealized gain attributable to the Albion private equity investment	$74,002	(3)	$29,887	(4)
Realized/Unrealized gain attributable to all other private equity investments	28,091		14,032
All other revenues	43,789		42,554
Total other revenues	$145,882		$86,473

Other expense:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$26,180		$20,579
Impairment of RJES goodwill	6,933	(5)	—
All other expenses	111,791		95,357
Total other expense	$144,904		$115,936

Net income (loss) attributable to noncontrolling interests:
Albion private equity investment	$51,286		$25,682
All other private equity investments	10,332		2,240
Consolidation of low-income housing tax credit funds	(32,093)		(30,955)
RJES joint venture	(2,968)		(1,285)
Other	3,166		714
Total net income (loss) attributable to noncontrolling interests	$29,723		$(3,604)

(see explanations to the footnotes in the table above on the following page)

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

Footnote explanations pertaining to the tables on the previous pages:

(1)
Effective during the quarter ended September 30, 2013, we implemented changes to our segments. These segment changes have no net effect on our historical consolidated results of operations. Prior period results, as presented, conform to our new reportable segments. For additional details, please refer to the company’s form 8-K filed on October 16, 2013 (available at www.sec.gov).

(2)
Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to the noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

(3)
Revenues in the twelve months ended September 30, 2013 of $74 million include a $65.3 million gain (before consideration of noncontrolling interests and taxes) resulting primarily from the sale of our indirect investment in Albion on April 29, 2013, as well as other pre-sale income received on the Albion investment. Since we only owned a portion of this indirect investment, our share of these revenues after consideration of the noncontrolling interests (before any tax effects) amounts to $22.7 million.

(4)
Revenues include either income received or valuation increases of, our Albion investment. A significant portion of these gains are attributable to noncontrolling interests. After adjusting for the portion attributable to the noncontrolling interests, RJF’s pre-tax share of these gains amount to $4.2 million, for the twelve months ended September 30, 2012.

(5)
The impairment expense is associated with our Raymond James European Securities (“RJES”) reporting unit. RJES is a joint venture based in Paris, France that we hold a controlling interest in. RJES provides research coverage on European corporations. Prior to April 2013 we did not own 100% of RJES. After adjusting for the portion attributable to the noncontrolling interests, RJF’s pre-tax share of this loss in fiscal 2013 is approximately $4.6 million and the portion of the impairment expense attributable to the noncontrolling interests in fiscal 2013 is approximately $2.3 million.

Raymond James Financial, Inc.
Selected key metrics (Unaudited)

Selected Balance Sheet data:
	As of
	September 30, 2013			June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012
Total assets	$23.2	bil.		$22.2	bil.	$22.7	bil.	$22.3	bil.	$21.2	bil.
Shareholders’ equity	$3,663	mil.		$3,544	mil.	$3,471	mil.	$3,380	mil.	$3,269	mil.

Book value per share	$26.40			$25.62		$25.14		$24.59		$24.02
Tangible book value per share (a non-GAAP measure) (1)	$23.86			$23.06		$22.56		$21.92		$21.42

Return on equity for the quarter (annualized)	13.0%			9.6%		9.3%		10.3%		10.4%
Return on equity for the quarter - computed based on non-GAAP measures (annualized) (2)	14.7%			10.5%		11.2%		11.6%		12.0%

Return on equity - year to date (annualized)	10.6%			9.7%		9.8%		10.3%		9.7%
Return on equity - year to date - computed based on non-GAAP measures (annualized) (2)	12.0%			11.1%		11.4%		11.6%		11.0%

Total capital (to risk-weighted assets)	19.8%		(3)	19.2%		18.1%		19.1%		18.9%
Tier I capital (to adjusted assets)	14.5%		(3)	14.2%		13.6%		13.9%		14.0%

Private Client Group financial advisors:(4)
	As of
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Raymond James & Associates	2,443	2,449	2,464	1,604	1,594
Morgan Keegan & Company (5)	—	—	—	869	892
Raymond James Financial Services	3,275	3,246	3,217	3,215	3,220
Raymond James Limited	406	414	413	428	438
Raymond James Investment Services	73	72	71	65	66
Total advisors	6,197	6,181	6,165	6,181	6,210

Selected client asset metrics:
	As of
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012		September 30, 2012
	(in billions)
Client assets under administration	$425.4	$405.8	$406.8	$387.9		$386.0
Private Client Group assets under administration	$402.6	$387.3	$388.2	$370.0		$367.7
Private Client Group fee-based assets under administration	$154.7	$145.8	$142.1	$129.9		$124.5

Financial assets under management	$56.0	$52.2	$51.0	$46.5	(6)	$42.8

Secured client lending (7)	$2.3	$2.3	$2.2	$2.3		$2.2

(see explanations to the footnotes in the tables above on the following page)

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

Footnote explanations pertaining to the tables on the previous page:

(1)
Tangible book value per share (a non-GAAP measure) is computed by dividing shareholders’ equity, less goodwill and other intangible assets in the amount of $361 million, $363 million, $365 million, $375 million, and $361 million as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, which are net of their related deferred tax balance in the amounts of $8.6 million, $8.4 million, $9 million, $6.8 million, and $7.6 million as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, by the number of common shares outstanding. Management believes tangible book value per share is a measure that the Company and investors use to assess capital strength and that the GAAP and non-GAAP measures should be considered together.

(2)
Refer to the discussion and reconciliation of the GAAP results to the non-GAAP results that follows the selected key metrics. This computation utilizes the net income attributable to RJF, Inc.-non-GAAP basis and the average equity-non-GAAP basis, as presented in the referenced reconciliation, in the computation.

(3)	Estimated

(4)
As of September 30, 2013 we refined the criteria to determine our financial advisor population.  The historical counts have been revised to provide consistency in the application of our current criteria in all periods presented.

(5)	Morgan Keegan & Company financial advisors became Raymond James & Associates financial advisors effective with the February 2013 integration.

(6)	Includes approximately $3.1 billion as of December 31, 2012, in assets managed by ClariVest, an entity which we acquired a 45% interest in as of December 24, 2012.

(7)	Includes client margin balances and securities based loans available through RJ Bank.

Raymond James Financial, Inc.
Reconciliation of the GAAP results to the non-GAAP measures (Unaudited)

The company believes that the non-GAAP measures provide useful information by excluding those items that may not be indicative of the company’s core operating results and that the GAAP and the non-GAAP measures should be considered together. The non-GAAP adjustments include one-time acquisition and integration costs, incremental interest expense, RJES goodwill impairment expense, RJES restructuring expenses and the impact of additional common shares issued. See the footnotes below for further details of each item.

The following table provides a reconciliation of the GAAP basis to the non-GAAP measures:

	Three months ended			Twelve months ended
	September 30, 2013	September 30, 2012	June 30, 2013	September 30, 2013	September 30, 2012
	(in thousands, except per share amounts)
Net income attributable to RJF, Inc. - GAAP basis	$117,458	$83,325	$83,862	$367,154	$295,869

Non-GAAP adjustments:
Acquisition related expenses (1)	21,701	18,725	13,449	73,454	59,284
RJF's share of RJES goodwill impairment expense (2)	—	—	—	4,564	—
RJES restructuring expense (3)	302	—	—	1,902	—
Interest expense (4)	—	—	—	—	1,738
Sub-total pre-tax non-GAAP adjustments	22,003	18,725	13,449	79,920	61,022
Tax effect of non-GAAP adjustments (5)	(5,946)	(6,328)	(4,789)	(27,908)	(22,731)
Net income attributable to RJF, Inc. - Non-GAAP basis	$133,515	$95,722	$92,522	$419,166	$334,160

Non-GAAP adjustments to common shares outstanding:
Effect of February 2012 share issuance on weighted average common shares outstanding (6)	—	—	—	—	(1,396)

Non-GAAP earnings per common share:
Non-GAAP basic	$0.96	$0.69	$0.66	$3.01	$2.53
Non-GAAP diluted	$0.93	$0.69	$0.65	$2.95	$2.51

Average equity - GAAP basis (7)	$3,603,559	$3,213,318	$3,507,475	$3,465,323	$3,037,789
Average equity - non-GAAP basis (8)	$3,640,554	$3,192,258	$3,532,111	$3,483,531	$3,027,259

Return on equity for the quarter (annualized)	13.0%	10.4%	9.6%	N/A	N/A
Return on equity for the quarter - non-GAAP basis (annualized) (9)	14.7%	12.0%	10.5%	N/A	N/A

Return on equity - year to date	N/A	N/A	N/A	10.6%	9.7%
Return on equity year to date - non-GAAP basis (9)	N/A	N/A	N/A	12.0%	11.0%

(see explanations to the footnotes in the table above on the following page)

Raymond James Financial, Inc.
Reconciliation of the GAAP results to the non-GAAP measures (Unaudited)
(continued from previous page)

Footnote explanations pertaining to the table on the previous page:

(1)	The non-GAAP adjustment adds back to pre-tax income one-time acquisition and integration expenses associated with acquisitions that were incurred during each respective period.

(2)
The non-GAAP adjustment adds back to pre-tax income RJF’s share of the total goodwill impairment expense of $6.9 million recorded in the March 2013 quarter associated with our RJES reporting unit. The effect of this goodwill impairment expense on the pre-tax income attributable to RJF is $4.6 million as prior to April 2013, we did not own 100% of RJES. The portion of the impairment expense attributable to the noncontrolling interests is $2.3 million.

(3)	The non-GAAP adjustment adds back to pre-tax income restructuring expenses associated with our RJES operations.

(4)
The non-GAAP adjustment adds back to pre-tax income the incremental interest expense incurred during the March 31, 2012 quarter on debt financings that occurred in March 2012, prior to and in anticipation of, the closing of the Morgan Keegan acquisition.

(5)	The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate to determine the current tax expense.

(6)
The non-GAAP adjustment to the weighted average common shares outstanding in the basic and diluted non-GAAP earnings per share computation reduces the actual shares outstanding for the effect of the 11,075,000 common shares issued by RJF in February 2012 as a component of our financing of the Morgan Keegan acquisition.

(7)
For the quarter, computed by adding the total equity attributable to RJF, Inc. as of the date indicated plus the prior quarter-end total, divided by two. For the fiscal year, computed by adding the total equity attributable to RJF, Inc. as of each quarter-end date during the indicated year to-date period, plus the beginning of the year total, divided by five.

(8)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(9)
Computed by utilizing the net income attributable to RJF, Inc.-non-GAAP basis and the average equity-non-GAAP basis, for each respective period. See footnotes (7) and (8) above for the calculation of average equity-non-GAAP basis.

Raymond James Bank
Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	September 30, 2013	September 30, 2012	% Change	June 30, 2013	% Change
	($ in thousands)
Net interest income	$82,588	$86,486	(5)%	$83,313	(1)%
Net revenues(1)	$89,210	$92,333	(3)%	$80,877	10%
Bank loan loss (benefit) provision	$(1,953)	$3,969	(149)%	$(2,142)	(9)%
Pre-tax income	$72,614	$70,041	4%	$62,881	15%
Net charge-offs	$4,080	$5,667	(28)%	$5,501	(26)%
Net interest margin (% earning assets)	3.05%	3.55%	(14)%	3.20%	(5)%
Adjusted net interest margin(2)	3.22%	3.69%	(13)%	3.41%	(6)%

	Twelve months ended
	September 30, 2013	September 30, 2012	% Change
	($ in thousands)
Net interest income	$338,844	$322,024	5%
Net revenues(1)	$346,906	$336,034	3%
Bank loan loss provision	$2,565	$25,894	(90)%
Pre-tax income	$267,714	$240,158	11%
Net charge-offs	$13,309	$24,214	(45)%
Net interest margin (% earning assets)	3.25%	3.50%	(7)%
Adjusted net interest margin(2)	3.44%	3.69%	(7)%

(see explanations to the footnotes in the tables above on the following page)

Raymond James Bank
Selected financial highlights (Unaudited)
(continued from previous page)

RJ Bank Balance Sheet data:
	As of
	September 30, 2013		June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	($ in thousands)
Total assets(3)	$10,500,374		$10,557,039	$10,329,814	$10,101,796	$9,715,724
Total equity	$1,106,742		$1,113,726	$1,102,185	$1,058,370	$1,038,449
Total loans, net	$8,821,201		$8,689,389	$8,416,245	$8,459,998	$7,991,512
Total deposits(3)	$9,301,157		$9,146,617	$9,074,716	$8,947,413	$8,600,491
Available for Sale (AFS) securities, at fair value	$457,126		$481,808	$514,970	$476,604	$500,110
Net unrealized loss on AFS securities, before tax	$(13,476)		$(13,874)	$(8,855)	$(12,288)	$(16,797)
Total capital (to risk-weighted assets)	13.0%	(4)	13.4%	13.4%	13.1%	13.4%
Tier I capital (to adjusted assets)	10.4%	(4)	10.7%	10.5%	10.7%	10.9%
Commercial Real Estate (CRE) and CRE construction loans (5)	$1,343,886		$1,207,060	$1,165,298	$1,107,433	$985,924
Commercial and industrial loans(5)	$5,246,005		$5,256,595	$5,225,544	$5,227,142	$5,018,831
Residential mortgage loans(5)	$1,745,703		$1,720,133	$1,698,678	$1,693,576	$1,692,050
Securities based loans(5)	$555,752		$501,994	$433,290	$414,010	$352,431
Loans held for sale(5) (6)	$100,731		$178,478	$91,329	$206,757	$147,032

Management data:
	As of
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	($ in thousands)
Allowance for loan losses	$136,501	$142,393	$150,286	$148,021	$147,541
Allowance for loan losses (as % of loans)	1.52%	1.61%	1.75%	1.72%	1.81%
Nonperforming loans(7)	$101,958	$107,118	$114,041	$110,627	$106,660
Other real estate owned	$2,434	$2,487	$4,225	$3,666	$8,218
Total nonperforming assets	$104,392	$109,605	$118,266	$114,293	$114,878
Nonperforming assets (as % of total assets)	0.99%	1.04%	1.14%	1.13%	1.18%
Total criticized loans(8)	$356,113	$426,309	$360,810	$394,946	$474,340
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	2.89%	3.04%	3.36%	3.61%	3.58%

Footnote explanations pertaining to the tables above and on the previous page:

(1)	Net revenues equal gross revenue, which includes interest income and non-interest income (including securities losses), less interest expense.

(2)
Excludes the impact of excess Raymond James Bank Deposit Program (”RJBDP”) deposits held during the respective period. These deposits arise from higher cash balances in firm client accounts due to the market volatility, thus exceeding the RJBDP capacity at outside financial institutions in the program. These deposits were invested in short term liquid investments producing very little interest rate spread.

(3)	Includes affiliate deposits.

(4)	Estimated

(5)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(6)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(7)	Nonperforming loans includes 90+ days Past Due plus Nonaccrual Loans.

(8)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to the assignment to this classification.